EXHIBIT 5.1

MORGAN, LEWIS & BOCKIUS LLP

(a Pennsylvania Limited Liability Partnership)

COUNSELORS AT LAW

502 Carnegie Center

Princeton, New Jersey 08540

December 18, 2006

Cytogen Corporation

650 College Road East, Suite 3100

Princeton, New Jersey 08540-5308

Re:	Amendment No. 1 to the Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with Amendment No. 1 to the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 10,638,310 shares of Common Stock, $0.01 par value per share (the “Shares”), of Cytogen Corporation, a Delaware corporation (the “Company”), consisting of 7,092,203 shares of Common Stock (the “Common Shares”) presently issued, and 3,546,107 shares of our Common Stock (the “Warrant Shares”) issuable upon exercise of warrants (the “Warrants”) presently issued. All of the Shares are being registered on behalf of certain stockholders of the Company (the “Selling Stockholders”).

We are acting as counsel for the Company in connection with the registration for resale of the Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Restated Certificate of Incorporation of the Company, as amended, and By-Laws of the Company, as amended and restated, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the State of New Jersey, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, and assuming the receipt of the appropriate consideration for the Common Shares, we are of the opinion that the Common Shares have been duly authorized and are validly issued, fully paid and nonassessable, and upon the valid exercise of the Warrants, the Warrant Shares have been duly authorized and will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

MORGAN, LEWIS & BOCKIUS LLP